Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159000) of Hawaiian Electric Industries, Inc. of our report dated June 27, 2012 relating to the financial statements of the American Savings Bank 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 27, 2012